Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2024 relating to the financial statements appearing in the Annual Report on Form 10-K of Sensus Healthcare, Inc. for the year ended December 31, 2023.

/s/ Marcum llp

Tampa, Florida

August 15, 2025